Investor Contact:
Paul J. Crecca
(914) 289-9420
pjcrecca@haightscross.com

Editorial Contact:
Michael Stugrin
(562) 498-6353	FOR IMMEDIATE RELEASE
mstugrin@verizon.net

HAIGHTS CROSS COMMUNICATIONS REPORTS
FIRST QUARTER 2005 RESULTS

Investor and Analyst Conference Call Scheduled for
Thursday, May 12, 2005, at 4:00 PM (ET)

White Plains, NY, May 12, 2005 – Haights Cross Communications, Inc. (HCC) today reported results for the first quarter ended March 31, 2005. First quarter 2005 financial information includes the results of Buckle Down Publishing and Options Publishing, acquired on April 15, 2004 and December 3, 2004, respectively, which have no counterpart in the financial results for first quarter ended March 31, 2004. Buckle Down and Options Publishing are both reported within HCC’s newly designated Test-prep and Intervention business segment.

We have re-organized our financial reporting into four business segments: K-12 Supplemental Education, Test-prep and Intervention, Library, and Medical Education. The K-12 Supplemental Education segment is comprised of our prior Sundance/Newbridge and Chelsea House segments. Test-prep and Intervention is comprised of our Triumph Learning (including Buckle Down) and Options Publishing businesses. The Library and Medical Education segments are comprised of our prior Recorded Books and Oakstone Publishing segments, respectively. These new business segments present financial information in a way that is more reflective of the markets our businesses serve, as well as facilitating future acquisitions of new businesses within these market segments. Prior period information has been restated for comparative purposes.

Results for the First Quarter 2005

Revenue for the first quarter 2005 was $48.6 million, which reflects an increase of $9.0 million, or 22.8%, from revenue of $39.6 million for the first quarter 2004. This increase included $2.4 million and $3.8 million of revenue from Buckle Down and

Options Publishing, respectively, both acquired after the first quarter 2004. Excluding these acquisitions, revenue for the quarter increased $2.7 million, or 6.9%.

Revenue for the K-12 Supplemental Education segment increased $0.2 million, or 2.2%, to $11.4 million for the first quarter 2005 from $11.2 million for the first quarter 2004. Sundance/Newbridge’s revenue increased $0.9 million, or 10.3%, to $9.2 million for the three months ended March 31, 2005, from $8.3 million for the three months ended March 31, 2004 due to strong growth in Sundance products — Reading PowerWorks® and Wonderbooks® — and Newbridge products — Thinking Like a Scientist®, Go Facts®, Early Math® and Early Science®. Revenue at Chelsea House decreased $0.6 million for the first quarter 2005, or 21.7%, to $2.2 million from $2.8 million for the three months ended March 31, 2004, reflecting continued weakness with library wholesalers, Chelsea House’s largest distribution channel.

Revenue for the Test-prep and Intervention segment increased $5.7 million to $13.6 million for the first quarter 2005 from $7.9 million for the first quarter 2004. Segment revenue for the first quarter 2005 includes $3.8 million from Options Publishing and $2.4 million from Buckle Down Publishing, which have no counterpart for the first quarter 2004. Excluding these acquisitions, segment revenue reflects Triumph Learning product lines in both periods, which decreased $0.6 million, or 7.2%, to $7.3 million for the first quarter 2005 as demand slowed for existing test-prep products in anticipation of new tests and new test-prep products in the second half of 2005.

Revenue for the Library segment increased $2.9 million, or 17.2%, to $19.5 million for the first quarter 2005 from $16.6 million for the first quarter 2004. Revenue growth was experienced in all channels including library, school, retail, and consumer, with excellent growth reported in the core library channel driven by strong demand for Recorded Books’ traditional unabridged audiobooks. The quarter also benefited from a new downloadable audiobook subscription service released in February 2005. This service is the result of a strategic alliance with NetLibrary, a division of OCLC Online Computer Library Center, Inc.

Revenue for the Medical Education segment increased $0.2 million, or 5.1%, to $4.1 million for the first quarter 2005, from $3.9 million for the first quarter 2004, reflecting strong sales of Oakstone’s medical knowledge self-assessment program (MKSAP), its largest product line, as well as sales growth from core wellness programs and ancillary wellness products.

Income from operations for the first quarter 2005 decreased $1.5 million to $5.3 million from $6.8 million for the first quarter 2004. Excluding Buckle Down and Options Publishing from the first quarter 2005, income from operations decreased $1.3 million, reflecting a revenue increase of $2.7 million (excluding Buckle Down and Options Publishing) and increased total operating expenses of $4.0 million, including a $0.6 million increase in amortization of pre-publication costs and depreciation and amortization of property and equipment.

EBITDA, defined as earnings before interest, taxes, depreciation, and amortization, increased by $0.3 million to $10.2 million for the first quarter 2005 from $9.9 million for the first quarter 2004. Excluding Buckle Down and Options Publishing from the first quarter 2005, EBITDA declined $0.7 million, reflecting the revenue increase of $2.7 million offset by variable cost of goods sold, sales and fulfillment expenses, as well as continued investments in sales and marketing initiatives and increased costs for public company compliance, including legal and accounting and costs related to HCC’s Sarbanes-Oxley compliance effort.

Capital expenditures — pre-publication costs relate to costs incurred in the development of new products. For the first quarter 2005, HCC invested $5.1 million in pre-publication costs, reflecting the inclusion of Buckle Down and Options Publishing as well as increased investments in our other business units, compared to $2.7 million during the first quarter 2004. HCC plans expenditures of approximately $23.0 million for full-year 2005.

Capital expenditures — property and equipment relate to the purchase of tangible fixed assets such as computers, software, and leasehold improvements. For the first quarter 2005 and the first quarter 2004, HCC invested $0.7 million in property and equipment. HCC plans expenditures of approximately $3.0 million for the full year 2005.

Peter J. Quandt, HCC Chairman and Chief Executive Officer, said: “We are pleased with our overall sales performance for the quarter, and while our continuing investments in sales and marketing have diluted our operating profit in the period, we are confident these investments will pay handsome dividends in future periods.”

Paul J. Crecca, HCC Executive Vice President and Chief Financial Officer, added: “The first quarter was in line with our overall expectations for revenue and EBITDA. We anticipate the second quarter will continue to show a slow proforma revenue performance for the Test-prep and Intervention segment until the release of significant new products scheduled for the second half.”

Investor Conference Call
HCC’s conference call for investors, analysts, and the media will be held on May 12, 2005, starting at 4:00 PM (ET). Participating in the call will be Peter J. Quandt, HCC Chairman and CEO, and Paul J. Crecca, HCC Executive Vice President and CFO. To participate, please call 1-888-428-4480 (USA) or 612-332-0932 (International).

Digitized replay of the conference call will be available from May 12, 2005, starting at 7:30 PM (ET) ending on May 26, 2005 at 11:59 PM (ET). To listen to the replay, please call 1-800-475-6701 (USA) or 320-365-3844 (International) and enter the access code of 778430.

Haights Cross Communications Operating Unit Highlights
First Quarter 2005

K-12 Supplemental Education:
Sundance’s “Reading PowerWorks®” has continued to gain acclaim. It was recognized as the best multimedia product at the 48th Annual New England Book Show by Bookbuilders of Boston, a prestigious association of editorial, design, and production professionals; and has been selected as a finalist for the 2005 Golden Lamp Award, sponsored by the Association of Educational Publishers. Sundance issued nine additional “Reading PowerWorks” theme sets, bringing the series to 24 theme sets; published a series of professional development videos on teaching balanced literacy related to “Reading PowerWorks,” and extended the best-selling “Twin Texts®” series of paired fiction and nonfiction with 16 new titles. In the first quarter, Chelsea House published its 2005 spring list comprised of 130 new titles – including new titles for the “Black Americans of Achievement” series, “Point/Counterpoint” series, “Deadly Diseases and Epidemics”series, “The Straight Facts” series, and the “Who Wrote That?” series. Chelsea House also commemorated its 20-year relationship with Harold Bloom by publishing six Anniversary volumes of literary criticism. Chelsea House also completed an extensive market survey of school and public librarians, resulting in valuable data that will help drive future product development.

Test-prep & Intervention: Triumph Learning named Bill Scroggie Executive Vice President of Product Development. Previously, he was Director of Operations at Mazer Corporation’s Creative Services Division, the largest US developer of K-12 educational materials. Dina Goren also joined as Vice President of Production. She held previous senior positions with New England Typographic Services and Scholastic Education Group. Triumph Learning launched a line of standards-based instructional books for Arizona; and was named a finalist for the Association of Educational Publisher’s Golden Lamp Award. Buckle Down Publishing appointed Cindy Huber Vice President of Marketing. Huber joins Buckle Down from Riverdeep, Inc., an education software publisher. Also in the first quarter, Buckle Down continued to re-brand its first to market Test Preparation materials. New covers focusing on the Buckle Down masthead and new internal designs were rolled out in Mississippi, South Carolina, and Florida. Mississippi saw the release of 14 new titles in Reading and Math. South Carolina featured 12 new titles in Reading and Math. Released for Florida were Reading and Math at the secondary level. Buckle Down also released six new CD based products for Florida Test Preparation in Math and Reading content areas. Options Publishing continued to see strong growth across its product lines and state operations. To expand product development efforts, Options Publishing leased additional office space in Austin, TX, to accommodate additional editorial and design professionals. Options Publishing also introduced the “Breakaway Math®” series for grades 3-8.

Library:
Recorded Books consumer division’s Unlimited Program, which offers customers unlimited audiobook rentals for a monthly fee, grew rapidly during the quarter, contributing to the division’s strong results. The library division experienced strong CD sales; and also began realizing revenue from its downloadable program, based on a partnership with NetLibrary (a division of OCLC) to make audiobook downloads available to patrons of libraries that sign-up for the program. The school division implemented added dedicated field sales representatives, and increased catalog mailings and advertising to promote the value of audiobooks as an instructional tool. Retail sales in the quarter were driven by blockbuster titles, including: “Saturday,” “Prep,” “The Rising,” “Vanishing Acts,” and “Extremely Loud and Incredibly Close.”

Medical Education:
Oakstone Medical Publishing celebrated 30 years of Continuing Medical Education publishing, having published its first program, Practical Reviews in Radiology, in January 1975. Oakstone Medical was awarded accreditation by the Accreditation Council for Continuing Medical Education (ACCME) as a provider of continuing medical education credits for physicians. Oakstone received a grade of “Exemplary Compliance” in the area of Needs Assessment, in recognition of the process Oakstone uses to ensure its publishing programs meet the targeted needs of its audiences. Oakstone Wellness Publishing introduced a “Tabletop Poster Series,“12 employee health and wellness guides designed to sit on cafeteria or meeting-room tabletops.

	Three Months Ended
	March 31,
	2005	2004

K-12 Supplemental Education	$11,403	$11,153
Test-prep and Intervention	13,622	7,917
Library	19,459	16,606
Medical Education	4,084	3,887

Total Revenue	$48,568	$39,563
Operating Expenses	43,255	32,793

Income From Operations	5,313	6,770
Net Income/(Loss)	$(9,169)	$(5,314)

Other Financial Data:

	Three Months Ended
	March 31,
	2005	2004

EBITDA by Segment:
K-12 Supplemental Education	$2,020	$2,456
Test-prep and Intervention	3,500	3,029
Library	5,783	4,889
Medical Education	367	541
Corporate	(1,414)	(970)

EBITDA	$10,256	$9,945
Adjusted EBITDA	$10,429	$10,462

“EBITDA” is defined as income before interest, taxes, depreciation, amortization, discontinued operations and cumulative effect of a change in accounting for goodwill. EBITDA is not a measurement of operating performance calculated in accordance with generally accepted accounting principles and should not be considered a substitute for operating income, net income (loss), cash flows, consolidated statements of operations or consolidated balance sheets prepared in accordance with GAAP. In addition, because EBITDA is not defined consistently by all companies, this presentation of EBITDA may not be comparable to similarly titled measures of other companies. However, we believe EBITDA is relevant and useful to investors because (a) it provides an alternative measurement to operating income that takes into account certain relevant adjustments that are specific to publishing companies and (b) it is used by our management to evaluate our ability to service our debt and along with other data, as an internal measure for setting budgets and awarding incentive compensation. “Adjusted EBITDA” is defined as EBITDA, adjusted to remove certain non-recurring charges. The following table reconciles net loss to EBITDA and Adjusted EBITDA.

	Three Months Ended
	March 31,
	2005	2004

Net Income/(Loss)	$(9,169)	$(5,314)
Interest Expense and Other Including Income Taxes	14,482	12,084

Income From Operations	5,313	6,770
Amortization of Pre-publication Costs	3,704	2,594
Depreciation and Amortization	1,239	581

EBITDA	$10,256	$9,945
Restructuring and Restructuring Related Charges	173	517

Adjusted EBITDA	$10,429	$10,462

Other Data:

	Three Months Ended
	March 31,
	2005	2004

Capital Expenditures – Product Development Costs (Pre-publication Costs)	$5,111	$2,681
Capital Expenditures – Property and Equipment	$725	$673

Selected Balance Sheet Data:

	As of March 31,
	2005	2004

Cash and Cash Equivalents	$64,304	$77,747
Working Capital	$84,207	$99,363
Long Term Debt including current portion	$499,414	$410,827

About Haights Cross Communications: Founded in 1997 and based in White Plains, NY, Haights Cross Communications is a premier educational and library publisher dedicated to creating the finest books, audio products, periodicals, software and online services, serving the following markets: K-12 supplemental education, public and school library publishing, audio books, and medical continuing education publishing. Haights Cross companies include: Sundance/Newbridge Educational Publishing (Northborough, MA), Chelsea House Publishers (Northborough, MA), Triumph Learning (New York, NY), Buckle Down Publishing (Iowa City, IA), Options Publishing (Merrimack, NH), Recorded Books (Prince Frederick, MD), and Oakstone Publishing (Birmingham, AL). For more information, visit www.haightscross.com.

Safe Harbor Statement: This press release contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks, uncertainties and other factors may cause our actual results, performances or achievements to be materially different from those expressed or implied by our forward-looking statements. Factors that may cause our actual results to differ materially from our forward-looking statements include, among others, changes in external market factors, changes in our business or growth strategy, or an inability to execute our strategy due to changes in our industry or the economy generally, the emergence of new or growing competitors and various other competitive factors. In light of these risks and uncertainties, there can be no assurance that the events and circumstances described in forward-looking statements contained in this press release will in fact occur. You should read this press release completely and with the understanding that our actual results may be materially different from what we expect. We will not update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.